Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated March 15, 2018, relating to the consolidated financial statements of Inseego Corp., included in its Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

August 9, 2019